                                                                   EXHIBIT 10.42

                                 GRANT AGREEMENT

                ACKNOWLEDGEMENT AND AGREEMENT TO STOCK OPTION AND
                 NON-INTERFERENCE, NON-DISCLOSURE AGREEMENT AND
                   CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS
                   -------------------------------------------

         By clicking "I accept this grant," and in consideration of the grant of such stock options to me, you hereby agree as follows, intending to be legally bound hereby:

         1. You hereby acknowledge that you have access to a copy of the following Stock Option and of the 2004 Equity Incentive Plan ("Plan") at the website maintained on behalf of the Company at _______________ (the "Website"), hereby acknowledge that this stock option grant discharges any promise (either verbal or written) of the Company made on or prior to the date of grant to give you a stock option, and, having read it, hereby signify your understanding of, and your agreement with, its terms and conditions. In consideration of the grant, you hereby release any claim you may have against the Company with respect to any promise of a stock option grant or other equity interest in the Company.

         2. You also agree to the terms and conditions set forth in the Non-Interference, Non-Disclosure Agreement which follows, and understand and agree that any failure to comply with the terms of such agreement may result in the revocation of this stock option without notice, in addition to the other rights and remedies set forth in the Non-Interference, Non-Disclosure Agreement or available under law or in equity.

         3. You also consent to receiving the Section 10(a) prospectus to the Plan and any amendments or supplements thereto and any documents required to be delivered therewith, including a copy of the Company's Form 10-K or Annual Report to Shareholders commencing with the fiscal year ended December 31, 2003, by email at the email address maintained for you by the Company as set forth in its records. You further acknowledge that you may revoke this consent in whole by providing written notice to: Brian Callahan, Vice President of Financial Reporting, 507 Prudential Rd., Horsham, PA 19044.

At your written request, we will provide you with a paper copy of any of the documents referenced herein without any fee.

                           NON-QUALIFIED STOCK OPTION


         You are hereby granted an option, effective as of the Grant Date, to purchase the Granted Amount of shares of common stock, no par value ("Common Stock"), of NCO Group, Inc., a Pennsylvania corporation (the "Company") at the Exercise Price Per Share pursuant to the Company's 2004 Equity Incentive Plan (the "Plan"). The Grant Date, Granted Amount and Exercise Price Per Share shall be as specified in the "Grant Agreement" window for your account on the Website. All other capitalized terms that are used and not defined herein shall have the respective meanings given to them in the Plan.

         Your option may first be exercised on and after one year from the date of grant, but not before that time. On and after one year and prior to two years from the date of grant, your option may be exercised for up to 33 1/3% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, your option may be exercised for up to an additional 33 1/3% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, this option is fully exercisable on and after three years after the date of grant, except if terminated earlier as provided herein. No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         In the event of a "Change in Control" (as defined in the Plan) of the Company, your option may, from and after the date of the Change in Control (but in no event later than the Scheduled Termination Date), and notwithstanding the immediately preceding paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for stock dividends, stock splits, combinations of shares and what the Committee deems in its sole discretion to be similar circumstances), except as provided in the Plan.

         You may exercise your option by giving written notice to the Secretary of the Company as specified on the Website, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (i) wire transfer of immediately payable funds to an account maintained by the Company for this purpose, (ii) unless prohibited by the Committee (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the date of exercise at least equal to the exercise price, or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price (including in connection with a so-called "cashless exercise" effected by such broker), or (iii) by any combination of the permissible forms of payment. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder ("Disability"), or death, in which case your option will terminate one year from the date of termination of employment due to Disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated; provided, however, that if the termination of employment was due to death or Disability, all unexercised options at the time of such termination due to death or Disability shall automatically become exercisable in full. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation. In addition, in the sole discretion of the Committee or, if you are not an executive officer of the Corporation, in the discretion of the Chief Executive Officer of the Corporation, your employment shall not be deemed to have terminated for the purpose of this Option if, on the date that your employment with the Company terminates, you have a directorship, consulting, service or other relationship with the Company that would otherwise permit you to receive an Award under the Plan. Such determination shall be made by the Committee or the Chief Executive Officer, as the case may be, not later than thirty days from the date of actual termination of employment, and you shall have thirty days to accept such offer.

         If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to all unexercised shares then represented by the option. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to all unexercised shares then represented by the option. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

         Notwithstanding any other provision of the Option, the Committee (or, if you are not an executive officer of the Corporation, the Chief Executive Officer of the Corporation) shall have the right to cancel this Option without notice if: (a) your employment is terminated for: (i) criminal conduct; (ii) willful misconduct or gross negligence materially detrimental to the Company; or
(iii) conduct constituting "Cause" as defined in the Plan; or (b) regardless of whether your employment is continuing or has been terminated, you are in breach of or violate, in a material way, any obligation to, covenant or agreement with or policy of the Company to which you may be a party or by which you may be bound or subject, as the case may be, including without limitation the NON-INTERFERENCE, NON-DISCLOSURE AGREEMENT included within and any employment agreement, termination agreement, confidentiality agreement, non-solicitation agreement or non-competition agreement. All determinations and findings with respect to the cancellation of the Option shall be made by the Compensation Committee in its sole and absolute discretion (except that, if you are not an executive officer of the Corporation, such determinations and findings may be made by the Chief Executive Officer of the Corporation).

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares and/or other property subject to this option and the option price of such shares and/or other property shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

         This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of Disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

                  (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

                  (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee's portion or other federal, state and local payroll and other taxes due in connection with the option exercise.

         The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422(b) of the Code and the regulations thereunder.

         NOTHING HEREIN SHALL MODIFY YOUR STATUS AS AN AT-WILL EMPLOYEE OF THE COMPANY. FURTHER, NOTHING HEREIN GUARANTEES YOU EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME. THIS MEANS THAT EITHER YOU OR THE COMPANY MAY TERMINATE YOUR EMPLOYMENT AT ANY TIME FOR ANY REASON, OR NO REASON. YOU RECOGNIZE THAT, FOR INSTANCE, YOU MAY TERMINATE YOUR EMPLOYMENT OR THE COMPANY MAY TERMINATE YOUR EMPLOYMENT PRIOR TO THE DATE ON WHICH YOUR OPTION BECOMES VESTED.

         ANY DISPUTE OR DISAGREEMENT BETWEEN YOU AND THE COMPANY WITH RESPECT TO ANY PORTION OF THIS OPTION OR ITS VALIDITY, CONSTRUCTION, MEANING, PERFORMANCE OR YOUR RIGHTS HEREUNDER SHALL, AT THE OPTION OF THE COMPANY, BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION OR ITS SUCCESSOR, AS AMENDED FROM TIME TO TIME. HOWEVER, PRIOR TO SUBMISSION TO ARBITRATION YOU WILL ATTEMPT TO RESOLVE ANY DISPUTES OR DISAGREEMENTS WITH THE COMPANY OVER THIS OPTION AMICABLY AND INFORMALLY, IN GOOD FAITH, FOR A PERIOD NOT TO EXCEED TWO WEEKS. THEREAFTER, THE DISPUTE OR DISAGREEMENT WILL BE SUBMITTED TO ARBITRATION AT THE OPTION OF THE COMPANY. AT ANY TIME PRIOR TO A DECISION FROM THE ARBITRATOR(S) BEING RENDERED, YOU AND THE COMPANY MAY RESOLVE THE DISPUTE BY SETTLEMENT. YOU AND THE COMPANY SHALL EQUALLY SHARE THE COSTS CHARGED BY THE AMERICAN ARBITRATION ASSOCIATION OR ITS SUCCESSOR, BUT YOU AND THE COMPANY SHALL OTHERWISE BE SOLELY RESPONSIBLE FOR YOUR OWN RESPECTIVE COUNSEL FEES AND EXPENSES. THE DECISION OF THE ARBITRATOR(S) SHALL BE MADE IN WRITING, SETTING FORTH THE AWARD, THE REASONS FOR THE DECISION AND AWARD AND SHALL BE BINDING AND CONCLUSIVE ON YOU AND THE COMPANY. FURTHER, NEITHER YOU NOR THE COMPANY SHALL APPEAL ANY SUCH AWARD. JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY BE ENTERED UPON THE AWARD AND MAY BE ENFORCED AS SUCH IN ACCORDANCE WITH THE PROVISIONS OF THE AWARD.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

                   NON-INTERFERENCE, NON-DISCLOSURE AGREEMENT
                   ------------------------------------------


The purpose of this document is to communicate to certain management and staff employees the expectations that NCO Group, Inc. and its subsidiaries (individually and collectively, the "Company") has with respect to protecting trade secrets and proprietary information, and to avoid interference or conflicts of interest with other agencies or businesses. Please take the time to review this document and familiarize yourself with these expectations.

This agreement is made as of the date that you accept your options by indicating your approval and acceptance thereof.

1. RESTRICTIVE COVENANT. In consideration of the Company agreeing to your at-will employment, continued at-will employment, stock options and, in some cases, other consideration, and the certain terms and conditions as set forth in this Agreement, you agree as follows, intending to be legally bound hereby:

     (a) NON-DISCLOSURE. You recognize and acknowledge that you will have access to certain confidential or proprietary information of the Company and that such information constitutes valuable, special and unique property of the Company. You agree that you will not, on behalf of yourself or any other person or entity, for any reason or purpose whatsoever, during or after the term of your employment, use, remove, copy, or disclose any of such confidential information or trade secrets to any party without express authorization of the Company, except as necessary in the ordinary course of performing your duties. The confidential or proprietary information referred to in this Agreement includes, but is not limited to, work methods, processes, procedures for doing business, written proposals, client information, contract documents, monthly solicitor reports, client summaries, in-house account summaries, and customer pricing schedules.

     (b) NON-INTERFERENCE. You agree that during the term of your employment, and for a period of eighteen (18) months after your employment ceases, you shall not, unless acting pursuant hereto or with the prior written consent of the Chief Executive Officer of the Company, directly or indirectly, on behalf of yourself or any other person or entity:

         (A) solicit business from or perform business services for any person, company or other entity which at any time during your employment by the Company was a client or customer or a business prospect of the Company if such business or services are of the same general character as those engaged in or performed by the Company. This restriction is not intended to stop you from working for a competitor of the Company which has the same clients and customers as the Company, provided that you do not interfere with the business relationship of the Company with such clients, customers or business prospects;

         (B) solicit for employment or in any fashion hire any of the employees of the Company; or

         (C) use the name of the Company or the name of any of its subsidiaries or divisions or any names similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such names after expiration of the period covered by this paragraph.

         In the event that any provisions of this paragraph should ever be adjudicated to exceed the time, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

2. EQUITABLE RELIEF; SURVIVAL. You acknowledge that the restrictions contained in paragraph 1 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of such paragraph will result in irreparable injury to the Company. You also acknowledge that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The existence of any claim or cause of action which you and/or any other person or entity have against the Company or any other individual or entity shall not constitute a defense or bar to the enforcement of the covenants set forth in paragraph 1. You further irrevocably submit to the jurisdiction of any Pennsylvania court or Federal court sitting in the Eastern District of Pennsylvania, or any other court of competent jurisdiction selected by the Company, over any suit, action or proceeding arising out of or relating to this Agreement. You hereby waive, to the fullest extent permitted by law, any objection that you may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum.

3. SEVERABILITY; AMENDMENT. In the event that any term or clause of this Agreement is held to be unenforceable or void, it shall be severed from the Agreement and the balance shall remain in full force and effect. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of its provisions shall be binding unless in writing and signed by both you and the Chief Executive Officer of the Company.